                               OVERLAND DATA, INC.

                                3,105,000 SHARES

                         COMMON STOCK ($0.001 PAR VALUE)


                             UNDERWRITING AGREEMENT

                                                               ___________, 1997


JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED
  c/o Jefferies & Company, Inc.
  580 California Street
  San Francisco, California  94104
  As Representatives of the Several Underwriters


Ladies and Gentlemen:

          Overland Data, Inc., a California corporation (the "Company"), and the shareholders of the Company named in SCHEDULE I hereto (collectively called the "Selling Shareholders"), hereby confirm their agreement with both of you and each of the other Underwriters named in SCHEDULE II hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 2(b) hereof), for whom both of you are acting as representatives (in such capacity, the "Representatives") with respect to the purchase by the Underwriters, acting severally and not jointly, of 3,105,000 shares of Common Stock of the Company, no par value per share (the "Common Stock") from the Company (said 3,105,000 shares of Common Stock are herein called the "Underwritten Stock"). The Company proposes to sell to the Underwriters, acting severally and not jointly, up to 405,000 additional shares of Common Stock (said 405,000 shares of Common Stock being herein called the "Option Stock" and the Option Stock with the Underwritten Stock is herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

          The Company and the Selling Shareholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several Underwriters. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided.

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          The terms which follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a)(i) below and any preliminary prospectus included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including financial statements, schedules and exhibits, as amended at the Representation Date (as defined below) or, if not effective at the Representation Date, in the form in which it shall become effective, or any term sheet filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Rule 434 of the rules and regulations (the "Act Regulations") promulgated under the Securities Act of 1933, as amended (the "Act"), the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Act Regulations, and, in the event of any amendment thereto or the filing of any abbreviated registration statement, pursuant to Rule 462(b) of the Act Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The prospectus constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company which differs from the prospectus on file at the Commission at the Effective Date, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations, the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use; PROVIDED, HOWEVER, that if in reliance on Rule 434 of the Act Regulations and with the consent of Jefferies & Company, Inc., the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term Prospectus shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Act Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Stock (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Act Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Stock that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Act Regulations), the term Prospectus shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If, in reliance on Rule 434 of the Act Regulations and with the consent of Jefferies & Company,


                                       2.
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Inc., the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement. "Rule 158," "Rule 424," "Rule 430A" and "Rule 434" refer to such rules under the Act Regulations. "Rule 430A Information" means information with respect to the Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date"), as follows:

               (i)      A Registration Statement on Form S-1 (File
     No. 333-18583) with respect to the Stock, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act, and the Act Regulations and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Act Regulations as may have been required prior to the date hereof, have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related Preliminary Prospectus and of any Rule 434 term sheet and of any abbreviated registration statement pursuant to Rule 462(b) of the Act Regulations have been delivered to you.

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Act Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (a) the Registration Statement and the Prospectus, and any amendments and supplements thereto and any abbreviated registration statements, contained and will contain all material information required to be included therein by the Act and the Act Regulations and will in all material respects conform to the requirements of the Act and the Act Regulations; (b) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the


                                       3.
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     statements therein not misleading; and (c) the Prospectus, and any amendments and supplements thereto and any abbreviated registration statements, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that the Company makes no representations, or warranties or agreements as to the information provided in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus is that information contained in the section of the Prospectus entitled "Underwriting" and the last paragraph of text on the cover page of the Prospectus.

               (iii) (a) Each of the Company, Overland Data (Europe) Limited, a private company formed under the Companies Act of 1985 in the United Kingdom, and Overland Data Export Limited, a company formed under the Companies Act of Barbados (collectively referred to herein as the "Subsidiaries") is a corporation duly incorporated and validly existing in good standing under the laws of its state or jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; (b) each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction or place where it owns or leases property or conducts business so as to require qualification; (c) the Company does not own or control, directly or indirectly, any corporation, association, partnership, limited liability company, joint venture or other entity other than the Subsidiaries; and (d) each of the Subsidiaries does not own or control, directly or indirectly, any corporation, association, partnership, limited liability, joint venture or other entity.

               (iv) Each of the Company and the Subsidiaries has all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all regulatory or governmental officials, bodies and tribunals ("Permits") to own or lease its respective properties and to conduct its businesses as described in the Registration Statement and Prospectus, and none of the Company nor any of the Subsidiaries has received any notice or threat of proceedings relating to the revocation or modification of any such Permits; each of the Company and the Subsidiaries has fulfilled and performed all of its respective current obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and, except as described therein, such Permits contain no restrictions that are materially burdensome to the Company nor the Subsidiaries; and each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders and


                                       4.
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     consents.  The property and businesses of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (v) Except as set forth in the Registration Statement and Prospectus, (a) each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business (a "Material Adverse Event"); (b) the agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable against (and, to the best of the Company's knowledge enforceable by) the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements; and (c) each of the Company and the Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as otherwise disclosed in the Registration Statement and Prospectus, each of the Company and the Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed in the Registration Statement and Prospectus to be conducted.

               (vi) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement, the issue and sale of the Stock and the consummation of any other matters herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (a) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of the Subsidiaries


                                       5.

     or their respective properties may be bound; (b) the charter or bylaws of the Company or any of the Subsidiaries; or (c) any law, statute, order, rule, regulation, writ, injunction, judgment or decree applicable to the Company or any of the Subsidiaries or their respective properties of any court, government or governmental agency or body, domestic or foreign. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, with the ability to bind or restrict the Company or any of the Subsidiaries or their respective properties, is required for the execution and delivery of this Agreement and the consummation by the Company or any of the Subsidiaries of the transactions herein contemplated, except such as may be required under the Act and state securities laws, all of which requirements have been satisfied in all material respects.

               (vii) Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights might not result in a Material Adverse Event; each of the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and each of the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might result in a Material Adverse Event.

               (viii) All outstanding shares of capital stock of the Company (including the shares to be sold by the Selling Shareholders)
     (a) have been duly authorized and validly issued and are fully paid and nonassessable; (b) have been issued in compliance with all federal and state securities laws; and (c) no further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Stock hereunder;

               (ix) (a) There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company or the Subsidiaries, nor any agreements or commitments to issue any of the same; (b) there are no registration rights, preemptive rights or other rights to subscribe for or to purchase the securities of the Company or the Subsidiaries that have not been complied with or expressly waived prior to the date hereof, or any contracts or


                                       6.

     commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; (c) there are no restrictions upon the voting or transfer of, any capital stock pursuant to the Company's or the Subsidiaries' certificates or articles of incorporation or by-laws or any agreement or other instrument to which the Company or the Subsidiaries is a party; and (d) the Stock when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

               (x) The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and conforms to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); and the description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (xi) All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

               (xii) Price Waterhouse LLP (a) has examined the consolidated financial statements of the Company, together with the related schedules and notes for each of the years in the three (3) year period ended
     March 31, 1996; and (b) has performed the procedures set out in Statement on Accounting Standards No. 71 ("SAS 71") for a review of the interim financial information for each of the three (3) month periods ended September 30, 1995 and 1996 and December 31, 1995 and 1996, filed with the Commission as a part of the Registration Statement and included in the Prospectus, (except for the interim financial information for the periods ended September 30, 1995 and 1996, which are not included in the final Prospectus), are independent accountants within the meaning of the Act and the Act Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements


                                       7.
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     of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

               (xiii) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xiv) The statistical, industry and market-related data included in the Registration Statement and the Prospectus is reliable and accurate in all material respects.

               (xv) Each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries and their businesses. Neither the Company nor the Subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

               (xvi) The Company, nor any of the Subsidiaries, are not, and after application of the proceeds from the sale of the Company Shares will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

               (xvii)   Neither of the Company nor any of the Subsidiaries is
     (a) in violation of its respective charter or by-laws, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any franchise, license, permit, judgment or any decree of any court or governmental


                                       8.
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     agency or body having jurisdiction over the Company or the Subsidiaries; or
     (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, bond, debenture, bank loan, credit agreement or other agreement, instrument or evidence of indebtedness to which the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject.

               (xviii) There is not any pending or, to the best of the Company's knowledge, any threatened action, suit, claim or proceeding against the Company, any of the Subsidiaries or any of their respective officers or directors (and which are related to the Company or such Subsidiaries) or any of the respective properties, assets or rights of the Company or any of the Subsidiaries before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over their respective officers or properties or otherwise which (a) might result in a Material Adverse Event, except as disclosed in the Registration Statement; (b) might prevent consummation of the transactions contemplated hereby; or (c) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of the Subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

               (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) a Material Adverse Event; (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business;
     (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business; (d) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries considered as one enterprise; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries; or (f) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which would result in a Material Adverse Event.

               (xx) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto or in any abbreviated Registration Statement), subsequent to the respective dates as of which such information is given in


                                       9.

     the Registration Statement and the Prospectus (or any amendment or supplement thereto or in any abbreviated Registration Statement), neither the Company nor any of the Subsidiaries has issued any securities, or incurred any material liability or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, or entered into any transaction with an affiliate (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act) of the Company or the Subsidiaries which would otherwise be required to be disclosed in the Registration Statement or the Prospectus, declared or paid any dividend on its stock, or made any other distribution to any of its shareholders except as disclosed in the Registration Statement or the Prospectus, and there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company or the Subsidiaries or any development involving or which may reasonably be expected to result in a Material Adverse Event.

               (xxi) None of the Company, the Subsidiaries nor any of the Company's officers, directors, employees or agents nor any of the Selling Shareholders has distributed and, prior to the later to occur of (a) the Closing Date; or (b) completion of the distribution of the Stock, will not distribute without your prior written consent any offering material in connection with the offering and sale of the Stock other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations.

               (xxii) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any Selling Shareholder, director, officer, employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or the Subsidiaries in violation of any law or rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

               (xxiii) There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or the Subsidiaries, or, to the best knowledge of the Company, threatened against any of them;
     (b) no strike, labor dispute, slowdown or stoppage pending against the Company or the Subsidiaries, or, to the best knowledge of the Company, threatened against the Company; and (c) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, singly or in the aggregate) such as could not reasonably be expected to result in a Material Adverse Event.


                                       10.

               (xxiv) The Company and the Subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of the Subsidiaries that might result in a Material Adverse Event; and all tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

               (xxv) Neither the Company nor any of the Subsidiaries is in Violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which Violation could be reasonably expected to result in a Material Adverse Event. As used herein, "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization. In addition, (a) neither the Company nor any of the Subsidiaries has received any communication, whether from a governmental authority, citizens' group, employee or otherwise, alleging that the Company or any of the Subsidiaries is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply may be reasonably expected to result in a Material Adverse Event; and (b) there are no circumstances that may be reasonably anticipated to prevent or interfere with such full compliance in the future.

               (xxvi) There is no claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any of the Subsidiaries; or
     (b) circumstances forming the basis of any Violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law which liability or violation could be reasonably expected to result in a Material Adverse Event.


                                       11.

               (xxvii) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or the Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed, either contractually or by operation of law, which claim could be reasonably expected to result in a Material Adverse Event.

               (xxviii) The Company and the Subsidiaries have complied with and will be in compliance with the provisions of that certain Florida act relating to doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations promulgated thereunder or is exempt therefrom.

               (xxix) The Company, its Subsidiaries, its directors and its officers, have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock. Additionally, the Company, its Subsidiaries, its directors and its officers have not distributed and will not distribute prior to the later of (a) the Closing Date, or any date on which Option Stock are to be purchased, as the case may be, and (b) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

               (xxx) Neither the Company, any of its subsidiaries, nor any director or officer has, at any time during the last five (5) years,
     (a) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law; or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United Kingdom, Barbados and the United States or any jurisdiction thereof.

               (xxxi) The Stock is duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Stock Market (herein called "Nasdaq").

               (xxxii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.


                                       12.

               (xxxiii) The Company will use its best efforts to cause all directors, officers, and certain other beneficial owners of shares of Common Stock or securities convertible or exchangeable into Common Stock (listed on SCHEDULE III attached hereto) to agree that, without the prior written consent of Jefferies & Company, Inc., he, she or it will not, without the prior written consent of Jefferies & Company, Inc., during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (A) the Common Stock to be sold to the Underwriters pursuant to this agreement; (B) options granted by the Company to purchase Common Stock granted under its option plans described in the Registration Statement; and (C) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members are permitted at any time, provided that the transferee execute and deliver to Jefferies & Company, Inc., an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.

               In addition, such holder will agree that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, it will not, from the date hereof through the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable for Common Stock. For purposes of this
     Section 3 and subparagraph (a)(ii) of Section 5, a holder shall be deemed to beneficially own shares of Common Stock that are issuable upon the exercise of options, warrants or other rights to acquire Common Stock on or before 180 days following the Closing Date.

          (b) Each of the Selling Shareholders, severally and not jointly, hereby represents and warrants as follows:

               (i) Such Selling Shareholder has, and on the Closing Date will have, good and marketable title to all the shares of Stock proposed to be sold by such Selling Shareholder hereunder, with full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the same hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, subject, in the case of each Selling Shareholder, to the rights of Norwest Bank Minnesota, N.A., as Custodian (herein called the "Custodian"), and that upon the delivery of and


                                       13.

     payment for such shares of the Underwritten Stock hereunder, the several Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims or other defects of title whatsoever.

               (ii) Such Selling Shareholder has executed and delivered an irrevocable power of attorney (the "Power of Attorney") and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Shareholders Agreement") and in connection herewith such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders Agreement, with the Custodian, certificates in negotiable form for the Underwritten Stock to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Underwritten Stock to be sold by such Selling Shareholder on deposit with the Custodian is subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Underwritten Stock hereunder, the certificates evidencing Common Stock then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders Agreement has been delivered to you.

               (iii) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Shareholder of the Power of Attorney and the Custodian Agreement, the execution and delivery by or on behalf of such Selling Shareholder of this Agreement and the sale and delivery of the Selling Shareholder Shares under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state securities laws) have been obtained and are in full force and effect; such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Shareholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custodian Agreement, and to sell, assign, transfer and


                                       14.

     deliver the Underwritten Stock to be sold by such Selling Shareholder under this Agreement.

               (iv) Each Selling Shareholder will deliver to the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement provided by the Treasury Department regulations in lieu thereof).

               (v) The consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder, or any shares to be sold by such hereunder, may be bound or, to the best of such Selling Shareholders' knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgement or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Shareholder or over the properties of such Selling Shareholder, or, if such Selling Shareholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Shareholder.

               (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Stock.

               (vii) To the best of such Selling Shareholder's knowledge (without having conducted any independent investigation or inquiry), the Preliminary Prospectus and the Prospectus do not as of the date hereof include any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they are made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, do not include as of the date hereof, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (viii) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Stock that is to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than


                                       15.

     such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

               (ix) Such Selling Shareholder is not aware (without having conducted any independent investigation or inquiry) that any of the representations and warranties of the Company set forth in Section 1(a) above is untrue or inaccurate in any material respect.

          SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) Subject to the terms and conditions set forth herein, the Company and each of the Selling Shareholders agree to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company at $___ per share the number of shares of Underwritten Stock set forth opposite its name in SCHEDULE II plus any additional number of shares of Underwritten Stock that such Underwriter may be obligated to purchase pursuant to Section 9 below. The initial public offering price per share for the Underwritten Stock shall be $____.

     (b) In addition, subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from them up to 405,000 shares of Option Stock at the purchase price per share paid by the Underwriters set forth in Section 2(a) hereof. The Company and the Underwriters hereby agree that in the event that the Underwriters propose to purchase any shares of Option Stock, the Company will be entitled to elect by written notice to the Representatives and the Custodian, to sell any portion of such number of Option Stock to the Underwriters as it shall specify in such notice, and the Company shall sell such portion, if any, of the Option Stock as is so specified by the Company. The option granted by the Company both pursuant to this Section 2(b) (collectively, the "Over-Allotment Option") will expire automatically at the close of business on the 30th calendar day after (i) the Effective Date, if the Company has elected not to rely upon Rule 430A under the Act Regulations; or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the Act Regulations, and may be exercised in whole or in part at the Closing Date and at one date subsequent to the Closing Date but prior to the expiration of such option only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Underwritten Stock upon notice by the Representatives to the Company setting forth the number of shares of Option Stock as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Stock. Any such date (the "Option Closing Date") shall be determined by the Representatives and may be the same date as (but not earlier than) the Closing Date, but in no


                                       16.

event shall such Option Closing Date be earlier than two full business days nor later than seven full business days after the giving of notice of the exercise of such option to the Company, unless otherwise agreed upon by the Representatives and the Company. If the Over-Allotment Option is exercised as to all or any portion of the Option Stock, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of shares of Option Stock as to which the Over-Allotment Option is being exercised which the number of shares of Underwritten Stock set forth opposite its name in
SCHEDULE II bears to the total number of shares of Underwritten Stock, except as otherwise agreed upon between the Representatives and the Company, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment of the purchase price for, and delivery of, the Underwritten Stock to be purchased by the several Underwriters shall be made at such place as shall be agreed upon by the Representatives and, the Company at 10:00 A.M., New York City time, (a) on the third (3rd) full business day following the first (1st) day that Shares are traded; (b) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered; or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives and the Company and the Selling Shareholders may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section ___ hereof), such time and date of payment and delivery being herein called the "Closing Date;" PROVIDED, HOWEVER, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section ___ hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. In addition, if the Underwriters purchase any or all of the Option Stock, payment of the purchase price and delivery of certificates for such Option Stock shall be made at such place as shall be agreed upon by the Representatives and the Company on the Option Closing Date as specified in the relevant notice from the Representatives to the Company.

          Payment shall be made to the Company and the Selling Shareholders by wire transfer of same-day federal funds payable to the Company and the Selling Shareholders, respectively, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Stock to be purchased by them. Certificates for the Stock shall be in such denominations and registered in such names as the Representatives may request in writing at least two (2) business days before the Closing Date or the Option Closing Date, as the case may be. The certificates for the Stock will be made available for examination and packaging by the Representatives not later than 1:00 P.M. New York City time on the last business day prior to the Closing Date or the Option Closing Date, as the case may be, at the offices of the transfer agent for the Common Stock in New York, New York.

          SECTION 3.  COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.


                                       17.

     (a)  The Company covenants with each Underwriter as follows:

               (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus, any Rule 434 Act Regulation term sheet or any 462(b) Act Regulation abbreviated Registration Statement, to which the Representatives shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause (i), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus to be completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company promptly will advise the Representatives (a) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective; (b) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b);
     (c) when any amendment to the Registration Statement shall have been filed or become effective; (d) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information; (e) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (f) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to the second sentence of
     Section 3(i), an amendment or supplement which will correct such statement or omission or effect such compliance.


                                       18.

               (iii) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which Stock is offered by the Underwriters and by all dealers to whom Stock may be sold, both in connection with the offering and sale of the Stock and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriters or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Stock in accordance with the provisions hereof and of the Prospectus.

               (iv) Not later than the 45th day following the end of the fourth fiscal quarter first occurring after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (the "Effective Date"), the Company will mail and make generally available to its security holders a consolidated earning statement covering a period of at least twelve (12) months beginning with the first full calendar quarter following the Effective Date which shall satisfy the provisions of
     Section 11(a) of the Act and Rule 158 thereunder and shall advise you in writing when such statement has been made so available.

               (v) The Company will furnish to the Representatives, without charge, one signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and all amendments and supplements thereto as the Representatives may reasonably request.

               (vi) The Company will apply the net proceeds from the sale of the Stock to be sold hereunder in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

               (vii) The Company will cooperate with the Representatives and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Stock for offer and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

               (viii) During a period of five (5) years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with


                                       19.

     Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act").

               (ix) The Company agrees that it will not, without the prior written consent of Jefferies & Company, Inc., during the period ending 180 days after the date of the Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock; or (c) release any security holder (or his, her or its transferee), from any "lock-up" provision or agreement contained in that Investor Rights Agreement dated as of May 21, 1993, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (A) the Common Stock to be sold to the Underwriters pursuant to this agreement; and (B) options granted by the Company to purchase Common Stock granted under its option plans described in the Registration Statement. For purposes of this paragraph a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock in reliance on Rule 144A.

               (x) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you regarding the need to disseminate a press release or other public statement responding to or commenting on such rumor, publication or event.

     (b)  The Selling Shareholders covenant with each Underwriter as follows:

               (i) No Selling Shareholder will distribute during the applicable statutory period, any offering material in connection with the offering and sale of the Stock other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

               (ii) Each Selling Shareholder will immediately notify the Representatives if there is any change in the representations and warranties set forth in Section 1(b).


                                       20.

               (iii) Without the prior written consent of Jefferies & Company, Inc., he, she or it will not, during the period ending 180 days after the date of the Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (b) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (A) the Common Stock to be sold to the Underwriters pursuant to this Agreement; (B) options granted by the Company to purchase Common Stock granted under its option plans described in the Registration Statement; and (C) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members are permitted at any time, provided that the transferee execute and deliver to Jefferies & Company, Inc., an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.

               In addition, such Selling Shareholder agrees that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, he, she or it will not, from the date hereof through the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable for Common Stock.



          SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay (directly or by reimbursement), and will be responsible for, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to expenses related to the following, if incurred, (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto;
(b) the printing and/or copying of this Agreement; (c) the preparation, issuance and delivery of the Stock to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Stock or the sale of the Stock to the Underwriters; (d) the fees and disbursements of the Company's counsel and accountants; (e) the qualification of the Stock under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Representatives in connection therewith and in connection with the preparation of any Blue Sky survey and any supplemental Blue Sky survey; (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally


                                       21.

filed and of each amendment thereto, of the Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto; (g) the printing and/or copying and delivery to the Underwriters of copies of the Blue Sky survey and any supplemental Blue Sky survey; (h) the fees and expenses incurred in connection with the listing of the stock on any national securities exchange or Nasdaq; and (i) the fees payable to the National Association of Securities Dealers, Inc.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5 or 8 hereof, the Company shall reimburse the Representatives and the other Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements their attorneys.

          SECTION 5.  CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS.

     (a) The obligation of the Underwriters to purchase the Stock hereunder is subject to the continued accuracy of the representations and warranties of the Company and each of the Selling Shareholders contained herein as of the date hereof and as of the Closing Date (and, if applicable, as of the Option Closing
Date), to the accuracy of the statements of the Company and the Selling Shareholders made in any certificate or certificates pursuant to the provisions hereof as of the date hereof and as of the Closing Date (and, if applicable, as of the Option Closing Date), to the performance by the Company of its obligations hereunder, and to the following further conditions:

               (i) The Registration Statement shall have become effective not later than 5:30 P.M. New York City time on the date hereof, or at such later date as may be approved by the Representatives, the Company and the Selling Shareholders and shall remain effective at the Closing Date and at the Option Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

               (ii) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

               (iii) Subsequent to the execution and delivery of this Agreement, and prior to the Closing Date, there shall not have been a Material Adverse Event, which, in your sole judgment,


                                       22.

     is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

               (iv) The Company shall have furnished to the Representatives the opinion of Baker & McKenzie, counsel to the Company, addressed to the Underwriters and dated as of the Closing Date, substantially in the form attached hereto as SCHEDULE IV, with such changes as may be reasonably requested by the Representatives, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from Baker & McKenzie, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of the Option Closing Date.

               (v) The Selling Shareholders shall have furnished to the Representatives the opinion of Hale & Dorr, counsel to the Selling Shareholders, addressed to the Underwriters and dated as of the Closing Date, and substantially in the form attached hereto as SCHEDULE V, with such changes as may be reasonably requested by the Representatives.

               (vi) The Company shall have furnished to the Representatives, intellectual property counsel for the Company, the opinion of Knobbe, Martens, Olson & Bear, substantially in the form attached hereto as
     SCHEDULE VI dated as of the Closing Date, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from Knobbe, Martens, Olson & Bear addressed to the Underwriters and dated the Option Closing Date confirming that the Statements expressed as of the Closing Date in such opinion remain valid as of the Option Closing Date.

               (vii) Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Representatives, dated as of the Closing Date, and if Option Stock is purchased at any date after the Closing Date, an additional opinion addressed to the Underwriters and dated the Option Closing Date confirming that the statements expressed as of the Closing Date in such opinion remain valid as of the Option Closing Date.

               (viii) The Company shall furnish the Representatives a certificate, signed by the President and the Chief Financial Officer of the Company, dated the Closing Date (and, if applicable, the Option Closing
     Date), to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that, to their knowledge:

                    (A) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date,


                                       23.

          and, if applicable, on and as of the Option Closing Date and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Date (and, if applicable, at or prior to the Option Closing Date);

                    (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

                    (C) since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Event.

               (ix) The Selling Shareholders will furnish to the Representatives a certificate, dated the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, from the Attorneys for each Selling Shareholder to the effect that, as of the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, they have not been informed that:

                         (A) The representations and warranties made by such Selling Shareholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or

                         (B) Such Selling Shareholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Shareholder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

               (x) At the Effective Date, the Representation Date and at the Closing Date (and, if applicable, at the Option Closing Date), Price Waterhouse LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Effective Date, the Representation Date and the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, covering the time periods and relating to the procedures referred to in Section 2(ix) hereof and containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other information contained in the Registration Statement and the Prospectus.

               (xi) Prior to the Closing Date, the Stock shall have been duly authorized for listing on the Nasdaq upon official notice of issuance.


                                       24.

               (xii) On or prior to the Closing Date, you shall have received from all of the persons and entities set forth on SCHEDULE III attached hereto, executed lock-up agreements.

               (xiii) If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at or prior to the Closing Date.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

          SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and its affiliates and their respective officers, shareholders, counsel, agents, employees, directors and any person who controls each Underwriter or any of their respective affiliates within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of such persons (each Underwriter and each such other person or entity being referred to herein as an "Indemnified Person"), to the fullest extent lawful from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, the Indemnified Persons may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (including any Preliminary Prospectus); (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or the Prospectus or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only such information provided in writing by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, is that information contained in the section of the Prospectus entitled "Underwriting," the last paragraph of text on the cover page of the Prospectus and the paragraph regarding stabilization appearing on the inside front cover page of the Prospectus; provided, that the indemnity agreement contained in this
Section 6(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the


                                       25.

benefit of the Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the Stock which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Stock to such person, provided that the Company has delivered the Prospectus to the Underwriters in sufficient quantity not less than one full business day prior to the sale to the person asserting such claim; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          Subject to the provisions of Section 6(f) hereof with respect to the Selling Shareholders, the Selling Shareholders severally (but not jointly) agree to indemnify, defend and hold harmless each Indemnified Person, to the fullest extent lawful from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, the Indemnified Persons may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim
(i) arises out of or is based upon any untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (including any Preliminary Prospectus); (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or the Prospectus or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the Selling Shareholders agree that the only such information provided in writing by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, is that information contained in the section of the Prospectus entitled "Underwriting," the last paragraph of text on the cover page of the Prospectus and the paragraph regarding stabilization appearing on the inside front cover page of the Prospectus; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent that it


                                       26.

is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). Provided, however, that (i) the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of the Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the Stock which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus, excluding any documents incorporated by reference, to such person at or prior to the written confirmation of the sale of Stock to such person, provided that the Company has delivered the Prospectus to the Underwriters in quantity not less than one full business day prior to the sale to the person asserting such claim and (ii) each Selling Shareholder shall only be liable under this Section 6(a) with respect to
(A) information pertaining to such Selling Shareholder furnished by or behalf of such Selling Shareholder expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or (B) facts that would constitute a breach of any representation or warranty of such Selling Shareholder set forth in Section 1(b) hereof.

          If any action or proceeding (including any government investigation) is brought or asserted against any Underwriter or their respective officers, shareholders, employees, directors or any person who controls any of the Underwriters (as described above) in respect of which indemnity may be sought against the Company or the Selling Shareholders pursuant to this Section 6(a), such Underwriter shall promptly notify the Company or the Selling Shareholder in writing of the institution of such action (provided, that the failure to give such notice shall not relieve the Company or the Selling Shareholder of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Company or the Selling Shareholder shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. Such Underwriter or such officer, shareholder, employee, director or person who controls the Underwriter (as described) shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such persons unless: (i) the Company shall have failed to assume the defense of such action or proceeding or the Company or the Selling Shareholder shall have failed to employ counsel reasonably satisfactory to the Underwriter in any such action; or (ii) such Indemnified Party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to the Company or the Selling



                                       27.

Shareholder (in which case, if such indemnified party or parties notifies the Company or the Selling Shareholder in writing that it elects to employ separate counsel at the expense of the Company or the Selling Shareholder, the Company or the Selling Shareholder shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Shareholder and paid as incurred; provided, that the Company or the Selling Shareholder shall be responsible for the fees and expenses of only one counsel for all Indemnified Parties hereunder. Anything in this paragraph to the contrary notwithstanding, the Company or the Selling Shareholder shall not be liable for any settlement of any such claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and its directors, officers, shareholders, counsel, agents and employees and any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholders from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made in or omitted from the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus (including any Preliminary Prospectus) in reliance upon and in conformity with the information relating to the Underwriters furnished in writing by or on behalf of the Underwriters to the Company. The Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the section of the Prospectus entitled "Underwriting," the statements appearing as the last paragraph of text on the cover page of the Prospectus and the paragraph regarding stabilization appearing on the inside front cover page of the Prospectus.

          If any action is brought against the Company or any Selling Shareholder or any person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such action (provided, that the failure to give such notice shall not relieve such Underwriter of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The Company or such person shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless: (i) such Underwriters shall have failed to assume the defense of the action or shall have failed to employ counsel reasonably satisfactory to the Company or such person in any such action; or
(ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to such Underwriters (in which case, if such indemnified party or parties notifies the Underwriters in writing that it elects to employ separate counsel at the expense of the Underwriters, such Underwriters shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees


                                       28.

and expenses shall be borne by the Underwriters and paid as incurred; provided, that the Underwriters shall be responsible for the fees and expenses of only one counsel for all indemnified parties. Anything in this paragraph to the contrary notwithstanding, the Underwriters shall not be liable for any settlement of any such claim or action effected without the written consent of such Underwriter, which consent shall not be unreasonably withheld.

     (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and each Underwriter, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and each Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received under the Agreement by each Underwriter. The relative fault of the Company and the Selling Shareholders, on the one hand, and of each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Shareholders or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 6(c) above. Notwithstanding the provisions of this Section 6, each Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                       29.

     (e) The indemnity and contribution agreements contained in this Section 6 shall remain in full force and effect irrespective of any investigation made by or on behalf of the Underwriters, or any of their officers, employees, directors, shareholders, counsel, agents or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, by or on behalf of the Company, its directors, officers, counsel, agents, employees or any person who controls the Company, within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act or by or on behalf of the Selling Shareholders, and shall survive any termination of this Agreement or the issuance and delivery of the Stock. The Company, the Selling Shareholders and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its respective officers and directors in connection with the issuance and sale of the Stock, or in connection with the Registration Statement or Prospectus.

     (f) The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties in Section 1(b) hereof, and under the indemnity, contribution and reimbursement agreements contained in Section 6 hereof shall be limited to an amount equal to the net proceeds received by such Selling Shareholder from the public offering price of any Stock actually sold by such Selling Shareholder hereunder. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible, including, without limitation, allocating between the Company and the Selling Shareholders the liability resulting in a breach of the representations and warranties of the Company and the Selling Shareholders hereunder.

          SECTION 7. SURVIVAL. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the several Underwriters or any of their respective officers, employees, directors, shareholders or person who controls any Underwriter, or by or on behalf of the Company and shall survive delivery of the Stock to and payment for the Stock by the several Underwriters.

          SECTION 8.  TERMINATION OF AGREEMENT.


                                       30.

     (a) The Representatives shall have the right to terminate this Agreement by giving notice as hereinafter specified in Section 10 hereof at any time at or prior to the Closing Date or on or prior to any later date(s) on which Option Stock may be purchased, as the case may be, (i) if the Company or any Selling Shareholder shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company or one of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or
(v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus.

     (b) If this Agreement is terminated pursuant to this Section or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6.

          SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Date (or the Option Closing
Date) to purchase the shares of Underwritten Stock which it or they are obligated to purchase under this Agreement (the "Defaulted Stock"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Stock in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) If the number of shares of Defaulted Stock does not exceed 10% of the total number of shares of Underwritten Stock, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting


                                       31.

obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) If the number of shares of Defaulted Stock exceeds 10% of the Underwritten Stock, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

          No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, the Representatives and the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Jefferies & Company, Inc., 580 California Street, Suite 2080, San Francisco, California 94104, attention of John G. Chiles, with a copy to Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California 94105, attention of George D. Tuttle, Esq. Notices to the Company shall be directed to Vernon A. LoForti, Overland Data, Inc., 8975 Balboa Avenue, San Diego, California 92122; with a copy to Baker & McKenzie, 101 West Broadway, Twelfth Floor, San Diego, California 92101, attention of John J. Hentrich, Esq. Notices to the Selling Shareholders shall be directed to John Correy, Esq., Hale & Dorr.

          SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective executors, administrators, assigns, successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholders and their respective successors and legal representatives and the controlling persons and officers, employees, directors and shareholders referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors and legal representatives, and said controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Stock from the Underwriters shall be deemed to be a successor or assign by reason merely of such purchase.


                                       32.

          SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.





                                       33.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                               Very truly yours,

                               OVERLAND DATA, INC.


                               By:
                                      ------------------------------------------
                               Name:  Scott McClendon
                                      ------------------------------------------
                               Title: Chief Executive Officer
                                      ------------------------------------------


                               SELLING SHAREHOLDERS


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title: Attorney-in-fact



CONFIRMED AND ACCEPTED, as of the date first above written:

JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED


By:
      -----------------------------
Name:
      -----------------------------

For themselves and as Representatives of the other Underwriters named in this Agreement

                                   SCHEDULE I

                        Schedule of Selling Shareholders


          Selling Shareholder                                    Number of
          -------------------                                    Shares of
                                                                 Firm Stock
                                                                 ----------

















     TOTAL . . . . . . . . . . . . . . . . . . . . . .            500,000


                                       1.

                                   SCHEDULE II


                          Schedule of Underwriters and
                        Number of Shares To Be Purchased


          Underwriter                                              Number of
          -----------                                             Firm Shares
                                                                 To Be Purchased
                                                                 ---------------

Jefferies & Company, Inc. . . . . . . . . . . . . . . . .
Cruttenden Roth Incorporated. . . . . . . . . . . . . . .














    TOTAL. . . . . . . . . . . . . . . . . . . . . . . . .          3,105,000


                                       1.

               Underwriter                                          Number of
               -----------                                        Option Shares
                                                                 To Be Purchased
                                                                 ---------------

Jefferies & Company, Inc. . . . . . . . . . . . . . . . .

Cruttenden Roth Incorporated. . . . . . . . . . . . . . .














        TOTAL . . . . . . . . . . . . . . . . . . . . . .              405,000


                                       2.

                                  SCHEDULE III


                    Schedule of Lock-up Agreement Signatories



                      Barbara Bry
                      Timothy R. & Susan B. Dowty
                      Charles R. Earnhart
                      Martin Gray
                      Frank R. Kirchhoff
                      Vernon A. LoForti
                      Robert M. and Barsha M. Long
                      Matrix Partners II, L.P.
                      Scott McClendon
                      William W. Otterson
                      The Palmer Organization III L.P.
                      Robert J. Scroop
                      Seagate Technologies, Inc.
                      Robert L. Shaver
                      Thomas W. Turney






                                       1.

                                   SCHEDULE IV

                        Form of Opinion to be Rendered by
                    Baker & McKenzie, Counsel to the Company


           (i) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

          (ii) Each of the Company and the Subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

         (iii) Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The Company does not own or control, directly or indirectly, any corporation, association, partnership, limited liability company, joint venture or other entity other than Overland Data (Europe) Limited and Overland Data Export Limited (the "Subsidiaries") and the Subsidiaries do not own or control, directly or indirectly, any corporation, association, partnership, limited liability company, joint venture or other entity;

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the dates stated therein;

           (v) The issued and outstanding shares of capital stock of the Company (including the Selling Shareholder shares) have been duly and validly issued and are fully paid and nonassessable and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, and the Underwritten Stock or the Option Stock, as the case may be, to be issued by the Company pursuant to the terms of the Underwriting Agreement has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

          (vi) Except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or any other securities of the Company have registration rights with respect to any securities of the Company and, except as set forth in the

                                       1.

Registration Statement and Prospectus, all holders of securities of the Company having registration rights because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

         (vii) All issued and outstanding shares of capital stock of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

        (viii) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it thereunder;

          (ix) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

           (x) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

          (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

         (xii) The information in the Registration Statement and the Prospectus, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms

                                       2.

of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with California law;

        (xiii) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

         (xiv) There are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

          (xv) The performance of the Underwriting Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's or any of its Subsidiaries' charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations;

         (xvi) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated with the Underwriting Agreement, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

        (xvii) There are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein; and

                                       3.

       (xviii)     Neither the Company nor any of the Subsidiaries is presently
(a) in violation of its respective charter or bylaws, or (b) in breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations.

          Nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.




                                       4.

                                   SCHEDULE V


                 Form of Opinion to be Rendered by Hale & Dorr,
                          Selling Shareholders' Counsel


          1. Each of the Selling Shareholders has full right, power and authority to enter into and to perform his, her or its obligations under the Underwriting Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Shareholder;

          2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders, and, with respect to any Selling Shareholder which is not a natural person, all necessary corporate action on the part of the Selling Shareholder has been taken. The sale and delivery of the Shares by the Selling Shareholders, the consummation of the transactions contemplated by the Underwriting Agreement and the performance by each of the Selling Shareholders which is not a natural person of its obligations under the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of each of such Selling Shareholders;

          3. Each Selling Shareholder which is not a natural person has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated by the Underwriting Agreement; the Power of Attorney and Custody Agreement of each Selling Shareholder that is not a natural person has been duly authorized by such Selling Shareholder;

          4. The Power of Attorney and Custody Agreement of each Selling Shareholder that is a natural person has been duly executed and delivered by or on behalf of such Selling Shareholder; and the Power of Attorney and Custody Agreement of each Selling Shareholder that is a natural person constitutes the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

          5. No filling with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals, or consents as may be necessary under state securities laws or similar securities laws of any foreign jurisdiction, as to which we express no opinion), is necessary or required to be obtained by the Selling Shareholders for the performance by the Selling Shareholders of their obligations under the Underwriting Agreement or in connection with the offer, sale or delivery of the Shares by the Selling Shareholders;


                                       1.

          6. Neither the execution and delivery of the Underwriting Agreement by the Selling Shareholders, the sale and delivery of the Shares by the Selling Shareholders, the consummation of the transactions contemplated by the Underwriting Agreement nor the performance by the Selling Shareholders of their obligations thereunder, will, whether with or without the giving of notice or passage of time or both, (i) conflict with, constitute a breach of or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares pursuant to, the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to us and to which any of the Selling Shareholders is a party or by which it may be bound, or to which any of the property or assets of any of the Selling Shareholders may be subject, or (ii) violate any provision of the charter documents of any of the Selling Shareholders which is not a natural person, or any law, regulation, judgment, order or decree known to us to be applicable to the Selling Shareholders, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholders or any of their respective properties;

          7. Each of the Selling Shareholders has valid and marketable title to the Shares to be sold by it pursuant to the Underwriting Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver the Shares pursuant to the Underwriting Agreement. Upon delivery of a certificate or certificates for the Shares pursuant to the Underwriting Agreement, the Selling Shareholders will transfer to the Underwriters who have purchased the Shares pursuant to the Underwriting Agreement (without notice of any defect in the title of the Selling Shareholders and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to the Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and

          8. Each of the Selling Shareholders does not have, or has waived prior to the date hereof, any registration right, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to the Underwriting Agreement; each of the Selling Shareholders does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which the Underwriting Agreement relates in accordance with the terms of the Underwriting Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.


                                       2.

                                    SCHEDULE VI


                         Form of Opinion to be Rendered
                        by Knobbe, Martens, Olson & Bear,
                          Patent Counsel to the Company


          I have served as Patent Counsel of Overland Data, Inc., a company organized under the laws of California (the ``Company''), and have had responsibility for certain matters involving the preparation and prosecution of patent applications in the United States. I have also assisted the Company in connection with certain patent matters in foreign countries. This opinion is rendered to you pursuant to Section 5 of the Underwriting Agreement, dated as of _____________, 1997, among the Company, the Selling Shareholders and the Underwriters named in Schedule II thereto.

          In acting in my position as Patent Counsel of the Company, I have examined such documents of the Company and such certificates of the Company and have considered such questions of law as I deemed relevant. In rendering this opinion, I have assumed the genuineness of all signatures on all documents and certificates submitted to me, the conformity to the original documents of all documents and certificates submitted to me as certified, reproduced, conformed or photostatic copies of valid, existing documents and the authenticity of all documents and certificates submitted to me as originals.

          Based upon the foregoing but subject to the matters set forth in the last paragraph hereof, I am of the opinion that:

          (1) The statements in the Registration Statement on Form S-1, as amended (File No. 333-18583), filed by the Company with the Securities and Exchange Commission (the "Commission") on December 24, 1996, and the final Prospectus in the form filed with the Commission on _______________, 1997, pursuant to Rule 424(b)(__) under the Act under the captions "Risk Factors - Technology and Intellectual Property," "Business -- Proprietary Rights" and "Business - Research and Development," to the extent that they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein.

          (2) To the best of my knowledge and other than as set forth in the Prospectus, there are no pending or threatened (i) claims relating to patents, patent rights, inventions, trade secrets, know-how and proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business (the "Intellectual Property") or (ii) legal or governmental proceedings alleging that the

                                       1.

Company is not in compliance with any applicable laws, regulations, governmental licenses, permits, consents, orders or approval relating to the Intellectual Property, to which the Company is or may become a party or to which any of the properties of the Company is or may become subject which, if adversely decided, would have a material adverse effect on the Company.

          (3) To the best of my knowledge and except as otherwise stated in the Prospectus, the use, in connection with the business and operations of the Company, of such Intellectual Property does not infringe or conflict with actual or asserted rights of any third party with respect to such Intellectual Property, except where such infringement or conflict would not have a material adverse effect on the Company.

          (4) Except as otherwise stated in the Prospectus, the Company owns or is licensed, or otherwise has the right to use, all of the Intellectual Property, except where the failure to so own, to be so licensed or to so have the right would not have a material adverse effect on the Company.

          (5) To the best of my knowledge, the Company has disclosed to the United States Patent and Trademark Office ("PTO") all prior art references considered by the Company to be pertinent to the Company's pending patent applications; to the best of my knowledge, all information submitted to the PTO in the relevant applications, and in connection with the prosecution of the relevant applications, was accurate; to the best of my knowledge, the Company has not made any misrepresentation or concealed any material fact from the PTO in any of such applications, or in connection with the prosecution of such applications.

          In the above opinions, the expression "best of my knowledge" means, with reference to matters of fact, that after an examination of documents in my files and considering my actual knowledge, but not including any constructive or imputed notice of any information, I find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that I have made no independent investigation for the purpose of rendering an opinion with respect to such matters.

          I am not called upon to express, and do not express, any view, opinion or belief as to non-patent related information, the financial statements, schedules, statistical data and other financial data contained in the Registration Statement or the Prospectus.

          This opinion is furnished by me, as Patent Counsel of the Company to you, the Underwriters, and is solely for your benefit.


                                       2.